Exhibit 99.1

MoneyGram Announces Organizational Changes to Support Strategic Goals

--Appoints W. Alexander Holmes Chief Operating Officer in Addition to Current Role as Chief Financial Officer--

--Updates Executive Leadership Structure to Align with Company Priorities--

--Commences Initiatives to Further Strengthen Compliance, Invest for Growth and Enhance Business Model--

DALLAS--(BUSINESS WIRE)--February 11, 2014--MoneyGram (NASDAQ:MGI), a leading global money transfer and payment services company, today announced several operational and organizational changes to better support the Company’s corporate objectives, including its goal of reaching $2 billion in annual revenue in 2017. These actions include realigning the organizational structure and commencing a global transformation program designed to help MoneyGram lead the industry in compliance, fuel multi-channel growth and improve its cost structure.

MoneyGram has made several changes to its executive committee to position the Company for continued growth.

  W. Alexander Holmes has been named chief operating officer, effective immediately. He will also maintain his current titles and responsibilities as executive vice president and chief financial officer. In his expanded role, Holmes will be responsible for oversight of all finance, technology and operations functions.
  Several key leaders who focus on sales and revenue growth, emerging markets and new product development and innovation have also been promoted. The following executives have been named executive vice president of their respective positions and will continue to report to MoneyGram’s chairman and chief executive officer, Pamela H. Patsley: W. Alexander Hoffmann, Global Product Management and Emerging Channels; Grant Lines, Asia Pacific, South Asia and Middle East; and Peter Ohser, U.S. and Canada.
  In addition, given the increasing importance and strategic benefit of leading a world-class compliance function, MoneyGram’s chief compliance officer, Phyllis Skene-Stimac, has joined the executive committee and will report directly to Patsley.

“I am excited about the changes we’ve announced today on our executive committee,” Patsley said. “Alex Holmes has been a tremendous asset to MoneyGram since he joined us in 2009, and we look forward to benefiting from his considerable insights in this additional capacity. His demonstrated track record of success across multiple areas of our company, from finance to corporate strategy, has distinguished him as an exceptional leader. We have an incredibly talented leadership team focused on ensuring that MoneyGram continues to be the preferred brand for millions of consumers around the world who rely on our services to meet their everyday financial needs.”

These changes support a three-year global transformation program designed to strengthen MoneyGram’s competitive position and ensure continued growth. The program will consist of the following initiatives:

  Enhancing compliance. The legal and regulatory requirements for the financial services industry continue to increase. Since 2009, MoneyGram has invested more than $120 million in its compliance and anti-fraud programs and has successfully prevented more than $365 million in fraud losses, with $135 million prevented in 2013. The Company will continue to advance its leadership in global compliance by implementing market-leading systems, technology and processes, and increasing agent oversight around the world. This program now incorporates an accelerated timeline and certain additional enhancements which were recommended by the monitor. At this time, the Company expects to incur cash outlays of approximately $80 million to $90 million over the next three years.
  Investing for growth. MoneyGram is increasing its investment to accelerate the growth of its market-leading self-service products in order to achieve a truly multi-channel strategy focused on consumer choice and convenience. By increasing investment in its products like MoneyGram Online and mobile, account deposit, and kiosk-based money transfer options, the Company aims to generate 15% to 20% of money transfer revenue from self-service channels in 2017. To reach this objective, MoneyGram will expand self-service to more markets, implement user enhancements, improve back-end processes, and market these channels and products more aggressively.
  Reorganization and restructuring. MoneyGram will commence a reorganization and restructuring initiative to enhance operating efficiencies and reduce the Company’s cost structure. At this time, the Company anticipates that the initiative will result in annual pre-tax cost savings of approximately $15 million to $20 million on a run-rate basis exiting 2015, resulting from expense reductions and the realignment of certain business functions. The Company currently estimates that it will incur cash outlays over the next two years of approximately $30 million to $40 million in connection with these actions.

Patsley commented, “The actions we are taking today are designed to make MoneyGram a more profitable enterprise that is better positioned to compete in today’s changing world. In the coming years, our goal is to cement our position as the preferred global network to send and receive funds by providing our consumers with diverse and innovative options for moving money. Our deep bench of executive talent, combined with strengthened financial metrics, operating improvements and compliance enhancements, will allow us to achieve our financial and operational goals while managing the rising costs associated with the increasing regulatory oversight of our industry.”

About MoneyGram International

MoneyGram International, a leading money transfer company, enables consumers who are not fully served by traditional financial institutions to meet their financial needs. MoneyGram offers money transfer services worldwide through a global network of 336,000 agent locations – including retailers, international post offices and financial institutions – in more than 200 countries and territories. MoneyGram also offers bill payment services in the U.S. and Canada. To learn more about money transfer or bill payment at an agent location or online, please visit moneygram.com or connect with us on Facebook.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “will,” “should,” “could,” “would,” "goals," "anticipates" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the permissible introduction by Walmart of "white label" branded products or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; whether we will be able to implement the global reorganization and restructuring initiative as planned; whether the expected amount of costs associated with such initiative will exceed our forecasts; whether we will be able to realize the full amount of estimated savings from such initiative; and the risks and uncertainties described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2012 and its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013.

CONTACT:
MoneyGram International
Global Media Contact:
Michelle Buckalew, 214- 979-1418
media@moneygram.com
or
Investors:
Eric Dutcher, 214-979-1400
edutcher@moneygram.com